Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 15, 2007
American Natural Energy Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	0-18596	73-1605215

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 South Yale — Suite 300, Tulsa, Oklahoma 74136

(Address of principal executive offices)
Registrant’s telephone number, including area code: (918) 481-1440

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01. Regulation F-D Disclosure
Item 9.01. Financial Statements and Exhibits
Signatures
PRESS RELEASE

Section 7 – Regulation F-D
Item 7.01. Regulation F-D Disclosure
On May 15, 2007, we issued a press release announcing that, in accordance with Canadian securities laws requirements, we had filed a Default Status Report pursuant to CSA Staff Notice 57-301 Failure to File Financial Statements on Time – Management Cease Trade Orders (“57-301”) in respect of our inability to file our annual audited financial statements for the year ended December 31, 2006 by the deadline of April 30, 2007 as required by National Instrument 51-102 – Continuous Disclosure Obligations. The Default Status Report updates the Notice of Default dated May 1, 2007 and advises that, as a result of the delays in completing the Annual Financial Statements, we anticipate that we may be delayed in filing our interim financial statements for the three-months ended March 31, 2007 which are due by May 30, 2007. A copy of that press release is attached as Exhibit 99.1.
     Our common shares are traded on the TSX Venture Exchange, Inc. under the symbol ANR.U. Our common shares are not currently traded on any United States stock exchange or in the over-the-counter market in the United States, and, accordingly, there is currently no public market for our common shares in the United States.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of businesses acquired. None required.

(b)	Pro forma financial information. None required.

(c)	Exhibits:

Exhibit Number	Description of Document
99.1	Press Release dated May 15, 2007

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Natural Energy Corporation
Dated: May 15, 2007	By:	/s/ Michael K. Paulk
Michael K. Paulk, President